Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--49 (Florida, Michigan, New Jersey, New York and Pennsylvania Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-50245 of our opinion dated December 1, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 19, 2000